AXM 2004 10-K CALL SCRIPT

GOOD MORNING.  MY NAME IS DOUGLAS MACLELLAN, I’M VICE CHAIRMAN OF AXM PHARMA INC.  (AMERICAN STOCK EXCHANGE SYMBOL AXJ.)  I HAVE THE PRIVILEGE OF SPEAKING TODAY ON BEHALF OR OUR DIRECTORS, MANAGEMENT AND ALL EMPLOYEES.

TODAY WE ARE REPORTING DETAILS OF OUR ACHIEVEMENTS OF OUR  OPERATING PERFORMANCE AND CORPORATE DEVELOPMENT OF AXM PHARMA.

LEGAL DISCLAIMER

I’LL NOW READ YOU THE LEGAL DISCLAIMER.  THE STATEMENTS CONTAINED IN THIS CONFERENCE CALL INCLUDE CERTAIN PREDICTIONS AND PROJECTIONS THAT MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS UNDER SECURITIES LAW.  THESE STATEMENTS INVOLVE A NUMBER OF IMPORTANT RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDING, BUT NOT LIMITED TO, THE PERFORMANCE OF JOINT VENTURE PARTNERS, AS WELL AS OTHER ECONOMIC, COMPETITIVE AND TECHNOLOGICAL FACTORS INVOLVING THE COMPANY'S OPERATIONS, MARKETS, SERVICES, PRODUCTS AND PRICES. WITH RESPECT TO AXM, EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS CONFERENCE CALL ARE FORWARD-LOOKING STATEMENTS INVOLVING RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS.

SEPARATELY PLEASE TAKE A LOOK AT OUR 10-K FILING FOR DETAILS ON THE COMPANY’S 2004 DISCLOSURE. WE RECOGNIZE THAT 2004 WAS TRULY A TOUGH AND TRANSITIONAL YEAR THAT IS NOW BEHIND US.  2005 IS ANTICIPATED TO BE YEAR OF SIGNIFICANT IMPROVEMENTS IN SALES GROW OVER ANY PRIOR YEAR OF THE COMPANY’S HISTORY, DUE TO THE HARD WORK WE COMPLETED IN 2004. THIS CALL IS INTENDED TO FOCUS ON THE SIGNIFICANT MILESTONES THE COMPANY HAS RECENTLY COMPLETED OR INTENDS TO ACCOMPLISH DURING 2005.  TO BE DIRECT, WE ARE FINALLY MAKING SIGNIFICANT PROGRESS ON OUR BUSINESS IN CHINA.  LET ME GIVE YOU SOME SPECIFICS ON THIS PROGRESS.

FINANCING

I’LL BEGIN  WITH OUR ANNOUNCEMENT ON THE COMPLETION OF A US$3.125 MILLION CONVERTIBLE DEBT FINANCING. IN THE EVENT THAT THE GREEN SHOE  AND WARRANTS ARE TRIGGERED A TOTAL OF UP TO US$18,250,000 MILLION WOULD BE RAISED THROUGH THIS FINANCING AT AN AVERAGE PRICE OF $2.71.  THE COMPANY CURRENTLY ANTICIAPTES THAT THIS FINANCING ALONG WITH THE OTHER WARRANTS AND OPTION SHOULD PROVIDE SUFFICIENT CAPITAL TO MEET ITS CURRENT GROWTH PLANS.  THE FINANCING IS A 2-YEAR DEBT INSTRUMENT THAT WE BEGIN MAKING INTEREST PAYMENTS ON IN THE FIFTH MONTH FROM CLOSING. AN IMPORTANT STRUCTURAL ISSUE OF THESE NOTES IS, THE COMPANY HAS THE OPTION TO PAY OFF THE NOTE IN CASH OR STOCK.  IF THE COMPANY ELECTS TO PAY DOWN THE NOTE IN STOCK, THE PAYMENTS WILL BE MADE AT 15% DISCOUNT TO THE PRICE OF THE STOCK AT THE TIME THAT THE INTEREST PAYMENT IS DUE, AGAIN BEGINNING 5 MONTHS FROM THE DATE OF CLOSING. THIS EQUATES TO ABOUT 156_K A MONTH IN PRINCIPAL OR 3,000 SHARES A DAY BASED ON TODAYS PRICES, HOWEVER THE PRICING IS TO BE SET 5 MONTHS FROM NOW.

THE FACTORY IS UP-AND-RUNNING

IN THE FOURTH QUARTER OF 2004, WE COMPLETED OUR NEW SHENYANG PRODUCTION FACILITIES, BUILT TO CGMP SPECIFICATIONS.  IN LATE DECEMBER 2005, WE RECEIVED OUR CHINESE GOOD MANUFACTURING PRACTICES CERTIFICATION FROM THE STATE FOOD AND DRUG ADMINISTRATION.  AS A RESULT, DURING THE FIRST QUARTER OF 2005, WE BEGAN TRANSITIONING THE MANUFACTURING OF CERTAIN OF OUR PRODUCTS TO THE NEW FACTORY. THE FACTORY INCLUDES OVER 120,000 SQUARE FEET OF PRODUCTION SPACE WITH LABORATORY AND ADMINISTRATION BUILDINGS CAPABLE OF PRODUCING 30 MILLION TUBES FOR OINTMENT, 500 MILLION TABLETS AND 250 MILLION CAPSULES ANNUALLY.

NEW PRODUCT LUANCHES

WE CURRENTLY OWN 42 PERMITTED AND LICENSED FORMULAS THAT WE HAVE THE RIGHT TO MANUFACTURE AND DISTRIBUTE IN CHINA. BEGINNING IN THE SECOND QUARTER OF 2005, WE WILL BE SELLING A NEW LINEUP OF 14 VARIOUS PHARMACEUTICAL PRODUCTS THAT ARE COMPLETELY NEW FOR THE COMPANY OR WERE HISTORIC COMPANY PRODUCTS THAT HAVE BEEN RE-BRANDED AND RE-PACKAGED. THESE PRODUCTS INCLUDE:

ELEGANCE FEMININE HYGIENE CREAM,

LIVCOMF WEFUKANG CREAM,

LIFEGATE ANTI-FATIGUE CAPSULES,

RE-HEAL MEMORY CAPSULES,

ASARONE TABLETS,

BODYWARD ERYTHROMYCIN TABLETS,

QIYAO DIABETES TABLETS,

CHEW-CHEW VITAMIN C,

CHEWABLE TABLET VITAMINS,

POCKET STRIP VITAMIN C,

POCKET STRIP MULTIVITAMIN,

POCKET STRIP ECHINACEA, ZINC & VIT. C

POCKET STRIP ECHINACEA & VITAMIN C AND

POCKET STRIP MINT / CAFFEINE

NEW DISTIBUTION PARTNERS

TO DATE THE COMPANY HAS EXECUTED 9 NEW DISTRIBUTION AGREEMENTS WITH SHANGHAI ZHENSHAN, XINRENYOU MEDICAL HEALTHCARE, ZUELLIG HONG KONG, SINOPHARM GUANGZHOU, JIN MING SHI PHARMA, WUHAN JIANDA COMMERCIAL, CHENGDU XIANHU COMMERCIAL AND TIANJIN JIASHI COMMERCIAL. THE COMPANY ANTICIPATES THAT THESE DISTRIBUTION AGREEMENTS ALONE COULD REPRESENT UP TO APPROXIMATELY US$19.5 MILLION IN SALES FOR 2005. THE COMPANY ALSO ANTICIPATES THAT WE WILL CREATE AT LEAST A TOTAL OF 11 (INCLUDING THE 9 ALREADY MENTIONED) AND AS MANY AS 15 VARIOUS DISTRIBUTION RELATIONSHIPS FOR THE SALES OF OUR PRODUCTS IN THE MARKETS OF CHINA, HONG KONG, MACAU, TAIWAN, THAILAND AND SINGAPORE DURING 2005. THESE DISTRIBUTION RELATIONSHIPS WOULD GIVE US ACCESS TO AS MANY AS 83 KEY CITIES WITHIN THE REGION OVER THE NEXT 3 YEARS.  FOR 2005, WE ANTICIPATE LAUNCHING OUR NEW PRODUCT LINES INTO APPROXIMATELY 18 KEY CITIES IN CHINA.  THESE DISTRIBUTION AGREEMENTS INCLUDE ALL 7

VARIOUS SUNKIST PRODUCTS, ASARONE, ELEGANCE AND TONG YANG. IT IS ANTICIPATED THAT OUR OTHER PRODUCTS, INCLUDING: BODYWARD, RE-HEAL, QIYAO, LIFEGATE AND LICOMF, WILL BE ADDED TO THIS DISTRIBUTION MIX DURING THE SECOND HALF OF 2005. OUR PRODUCT SALES LAUNCH DATES ARE HIGHLY DETERMINED BY OUR ABILITY TO BUILD ADAQUATE LEVELS OF INVENTORY. THE RECENTLY COMPLETED FINANCING WILL IMMEDIATELY HELP IN RAISING OUR INVENTORY LEVELS. IT IS OUR GOAL TO INCREASE OUR LEVELS OF INVENTORY UP TO US$11 MILLION BY THE END OF 2005.  WE INTEND TO FINANCE THIS INCREASE THROUGH THE CONVERSION OF WARRANTS ISSUED IN VARIOUS FINANCINGS COMPLETED BY THE COMPANY. HOWEVER, IF WE ARE UNABLE TO REALIZE FUNDS FROM THE EXERCISE OF THESE WARRANTS, WE WILL EITHER HAVE TO SEEK ADDITIONAL CAPITAL TO FUND THIS GROWTH OR SCALE BACK OUR PLANS UNTIL WE CAN FINANCE THE PLANNED INCREASES ORGANICALLY.

 PRODUCT SALES

MANY INVESTORS HAVE BEEN WONDERING ABOUT OUR SUNKIST PRODUCTS SALES AND THE SALES OF OUR OTHER 7 PRODUCTS.  WITH THIS MOST RECENT FINANCING COMPLETED, RAW MATERIALS HAVE BEEN SOURCED AND ARE IN THE PROCESS OF BEING PURCHASED, IN ORDER TO IMMEDIATELY BEGIN DELIVERING GOODS AGAINST EXISTING BACKLOGGED PURCHASE ORDERS.

GROWTH STRATEGY

WE PLAN TO UTILIZE OUR EXISTING PRODUCT BASE IN AXM SHENYANG TO BEGIN REBUILDING OUR MANUFACTURING OPERATIONS AT OUR NEW SHENYANG FACTORY.  THE PRODUCTS PRODUCED IN THE NEW FACTORY WILL, INITIALLY, BE SOLD PRIMARILY IN CHINA.  AT THE SAME TIME, WE PLAN TO BUILD AN INTERNATIONAL SALES DIVISION AROUND OUR SUNKIST PRODUCTS.  THROUGH THE INTERNATIONAL SALES DIVISION, WE WILL SEEK TO IN-LICENSE ADDITIONAL WELL KNOWN BRANDS FOR SALE IN CHINA, HONG KONG, TAIWAN, SINGAPORE AND OTHER ASIAN TERRITORIES.

PROSPECTS FOR 2005

WITH OUR BIGGEST MILESTONE COMING TO PASS, WE LOOK FORWARD TO A VERY ROBUST 2005. OUR NEW PLANT, NEW INNOVATIVE PRODUCTS AND OUR ENHANCED DISTRIBUTION CHANNELS, ARE EXPECTED TO BEGIN TO SHOW IDENTIFIABLE RESULTS IN THE SECOND QUARTER OF 2005.  WE WILL ALSO BE LOOKING TO IN-LICENSE OR PURCHASE ADDITIONAL PRODUCTS THAT BROADEN OUR BASED OF QUALITY-BRAND-DRIVEN OFFERINGS. AS WE MOVE INTO SECOND HALF OF THE YEAR, IT IS EXPECTED THAT AS WE WILL GET A FEELING  FOR OUR SALES GROWTH PROSPECTS WE WILL CONSIDER PROVIDING THE MARKETS WITH OUR FINANCIAL GUIDANCE GOALS AND OBJECTIVES. YET, 2005 IS ANTICIPATED TO BE A PROFITABLE YEAR, WHERE WE ATTAIN A POSITIVE CASH FLOW IN THE SECOND HALF OF 2005. AS WE MOVE INTO THE THIRD AND FOURTH QUARTERS, WE ANTICIPATE ACHIEVING ATTRACTIVE GROSS MARGINS FOR OUR VARIOUS PRODUCTS.

THANK YOU FOR YOUR CONTINUED SUPPORT AND WE LOOK FORWARD TO A SUCCESSFUL 2005.

WE WILL NOW TAKE QUESTIONS. HOWEVER, BECAUSE OF REG FD, WE CAN ONLY ANSWER QUESTIONS TO THE INFORMATION IN THE 10-K OR OTHERWISE ALREADY PUBLIC.

THE FIRST QUESTION PLEASE.

HAVE A GREAT DAY.